FEE WAIVER AGREEMENT

      AGREEMENT dated February 1, 2009 by and between Touchstone Funds Group Trust, a Delaware business trust (the "Trust"), and Touchstone Advisors, Inc. (the "Advisor").

      The Advisor hereby agrees to limit the "Other Expenses" of certain series of the Trust as set forth in Schedule A attached hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly, as of the day and year first above written.


                                        TOUCHSTONE FUNDS GROUP TRUST



                                        By:_/s/ Gregory A. Harris_______
                                           Gregory A. Harris
                                           Vice President



                                        TOUCHSTONE ADVISORS, INC.



                                        By:_/s/ William A. Dent______________
                                           William A. Dent
                                           Senior Vice President

                                   SCHEDULE A

                                FEBRUARY 1, 2009

-------------------------------------------------------------------------------------------------------------
FUND                                               LENGTH/TYPE OF             OTHER EXPENSES LIMIT
                                                   LIMITATION
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth             Contractual waiver         0.25%
Fund Class Y                                       through 1/31/2010
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth             Contractual waiver         0.25%
Fund Class Z                                       through 1/31/2010
-------------------------------------------------------------------------------------------------------------